Exhibit 10.3.2

AMENDMENT NO. 1

CHASE CORPORATION

EMPLOYEES’ SUPPLEMENTAL SAVINGS PLAN

WHEREAS, Chase Corporation (the “Company”) established and maintains the Chase Corporation Employees’ Supplemental Savings Plan, effective January 1, 1994, amended effective January 1, 2005 and further amended and restated effective December 31, 2016 (the “Plan”); and

WHEREAS, Section 9.02 of the Plan grants the Compensation and Management Development Committee of the Company (the “Committee”) and the Board of Directors, authority to amend the Plan for the purpose of facilitating its administration; and

WHEREAS, the Company desires to amend the Plan as set forth below, effective July 15, 2020.

NOW, THEREFORE, the Plan is hereby amended, in the following respects:

Section 5.01 – Employer Matching Contribution is amended to read as follows:

“Each year, the Employer may elect to contribute to the Plan on behalf of each Participant a matching contribution equal to 100% of the first 1% and 50% between 2% and 6% of the Participant’s Compensation (excluding bonuses) deferred under the Plan. The Employer shall not make a matching contribution on any bonus compensation for any Participant.”

Except as amended above the terms of the Plan remain in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 1 is executed this 15th day of July, 2020 to be effective as of the date first written above.

CHASE CORPORATION

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